EXHIBIT 99.1

NetManage Reports Third Quarter 2004 Results

    CUPERTINO, Calif.--(BUSINESS WIRE)--Oct. 25, 2004--NetManage, Inc. (Nasdaq:NETM), webifying host assets and accelerating deployment of critical applications into a Service-Oriented Architecture, today reported financial results for the quarter ended September 30, 2004.
    Net revenues for the third quarter of 2004 were $11.6 million, compared with net revenues of $11.4 million for the third quarter of 2003. Net income for the quarter was $863,000, or $0.09 per share diluted. This compares with a net loss of $1.9 million, or $0.21 per share during the same period in the prior year.
    For the nine months ended September 30, 2004, net revenues were $34.5 million compared to net revenues of $37.4 million for the same period of 2003. Net income for the nine months ended September 30, 2004 was $689,000 or $0.07 per share diluted which compares to a net loss of $4.8 million, or $0.55 per share for the same period in the prior year.
    Cash and cash equivalents were $25.9 million at September 30, 2004.

    Management Commentary

    "NetManage's third quarter, seasonally our slowest quarter of the year, proved to be a positive quarter for us. Our third quarter was characterized by a number of significant customer wins, continued technology innovations, and the agreement to acquire Librados, Inc.," said Zvi Alon, president and CEO of NetManage. "We are reporting revenue growth, our 4th consecutive quarter of operating income and our 2nd consecutive quarter of net income and increased our cash position."
    Technology enhancements announced during the quarter included the release of OnWeb(R) v.7.1. OnWeb, a core component of the Host Services Platform, provides a new level of flexibility and deployment speed when pursuing host-based business initiatives. With OnWeb NetManage customers have found that it's never been easier to transform host processes, business logic and data into next-generation Web applications.
    This quarter NetManage also introduced the latest version of RUMBA(R), the Company's premier solution for easy PC client access to applications and databases on mainframe, AS/400, Unix, HP and other systems. With the new release of RUMBA, NetManage has furthered its leading position in host access technology developments. RUMBA software enables organizations to extend their enterprise systems to the latest desktop platforms, including Windows 2000 and Windows XP, while improving user productivity and simplifying deployment and administration.
    Also during the quarter NetManage announced that it has entered into a definitive agreement to acquire Librados, Inc. The acquisition expands NetManage offerings and enables the Company to deliver the industry's most comprehensive solution to all types of customers -- from small business to the largest enterprises. For details on the acquisition refer to the Company press release issued September 22, 2004.

    Customer Wins

    During the quarter, the Company received new and renewed business from Mercedes Benz, Wells Fargo Bank, Blue Cross Blue Shield, Northrop Grumman, MCI Communications, Banco de Espana, and the City of
Valencia, among others.

    Conference Call Information

    The Company has scheduled a conference call to discuss the results at 1:30 p.m. PT (4:30 p.m. ET) on Monday, October 25, 2004. The call will be broadcast live via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 719-457-2727 and entering the reservation number 838956. A playback of the conference call can be accessed beginning October 25, 2004 at 4:30 p.m. PT and is available through 10:00 p.m. PT on October 31, 2004. The playback will be broadcast via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 719-457-0820 and entering the reservation number 838956. NetManage will furnish this press release to the Securities and Exchange Commission on a Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

    About NetManage

    NetManage, Inc. (Nasdaq:NETM) believes that mainframe systems are core business assets, not legacy technologies. The NetManage Host Services Platform provides a continuum of solutions enabling rapid deployment of Web initiatives using host and non-host based processes. By extending mainframe data and logic, NetManage delivers new efficiencies and returns in a Web-based business world. Founded in 1990, the Company has more than 10,000 customers including 480 of the Fortune 500. NetManage is headquartered in Cupertino, California and has offices worldwide. For more information, visit www.netmanage.com.

    (C) 2004 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

    NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

    This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in the eBusiness market, and the progress and benefits of the Company's execution on its business plan. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that the Company will be unable to position itself to take advantage of growth in the eBusiness market, or that the Company will not be able to take advantage of growth in the Company's target market. In addition, there is no assurance that the Company will not suffer increased competitive pressures; and that corporate buying decisions will not be influenced by the actions of the Company's competitors or other market factors; or that the Company will continue to progress in the execution of its business plan. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.


                           NETMANAGE, INC.
              CONDENSED CONSOLIDATED BALANCE SHEET DATA
                            (In thousands)
                             (Unaudited)

                                         September 30,   December 31,
                                             2004           2003
                                         -------------- --------------

                 Assets
Cash, cash equivalents and
 short-term investments                  $      26,073  $      20,299
Accounts receivable, net                         4,905         12,781
Prepaid expenses and other
 current assets                                  2,800          3,204
                                         -------------- --------------
Total current assets                            33,778         36,284

Property and equipment, net                      2,869          2,179
Goodwill, net                                    1,762          1,762
Other intangibles, net                             163          1,591
Other assets                                        74             35
                                         -------------- --------------

              Total assets               $      38,646  $      41,851
                                         ============== ==============

  Liabilities and Stockholders' Equity
Current liabilities                      $      21,848  $      28,437
Long-term liabilities                            2,256            584
Stockholders' equity                            14,542         12,830
                                         -------------- --------------

   Total liabilities and stockholders'
    equity                               $     38,646   $      41,851
                                         ============== ==============

                           NETMANAGE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (Unaudited)

                               Three months ended  Nine months ended
                                  September 30,       September 30,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------

Net revenues:
 License fees                 $   4,813 $   4,022 $  13,570 $  14,258
 Services                         6,820     7,355    20,939    23,109
                               --------- --------- --------- ---------

 Total net revenues              11,633    11,377    34,509    37,367
                               --------- --------- --------- ---------

Cost of revenues:
 License fees                       369       277     1,115     1,353
 Services                           920     1,066     2,717     3,593
 Amortization of
  intangible assets                 336       294       923       953
                               --------- --------- --------- ---------
 Total cost of revenues           1,625     1,637     4,755     5,899
                               --------- --------- --------- ---------

Gross margin                     10,008     9,740    29,754    31,468
                               --------- --------- --------- ---------

Operating expenses:
 Research and development         1,722     1,831     5,247     6,547
 Sales and marketing              5,663     5,805    16,404    19,440
 General and administrative       1,951     2,958     7,011     8,727
 Restructuring charge                32       339      (106)    1,829
 Amortization of
  intangible assets                 150       150       449       449
                               --------- --------- --------- ---------

Total operating expenses          9,518    11,083    29,005    36,992
                               --------- --------- --------- ---------

Income (loss) from operations       490    (1,343)      749    (5,524)

Loss on investments                   -         -         -       (32)
Interest income (expense)
 and other, net                      40      (109)       72        11
Foreign currency transaction
 gains (losses)                     293      (401)      (66)      489
                               --------- --------- --------- ---------

Income (loss) before provision
 for income taxes                   823    (1,853)      755    (5,056)

Provision (benefit) for
 income taxes                       (40)        4        66      (297)
                               --------- --------- --------- ---------

Net income (loss)             $     863 $  (1,857)$     689 $  (4,759)
                               ========= ========= ========= =========

Net income (loss) per share
                 Basic        $    0.10 $   (0.21)$    0.08 $   (0.55)
                 Diluted      $    0.09 $   (0.21)$    0.07 $   (0.55)

Weighted average common shares
 and equivalent
                 Basic            8,895     8,665     8,843     8,646
                 Diluted          9,189     8,665     9,395     8,646


    CONTACT: NetManage, Inc.
             Kristen Timmers, 408-342-7626 (Media)
             kristen.timmers@netmanage.com
                 or
             The Blueshirt Group
             Alex Wellins, 415-217-7722 (Investors)
             alex@blueshirtgroup.com
             Brinlea Johnson, 415-217-7722 (Investors) brinlea@blueshirtgroup.com